UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2009
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 9, 2009, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into a Third Amendment (the “Third Amendment”), to its existing Second Amended and Restated Credit Agreement dated as of April 26, 2007 (the “Credit Agreement”), with Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto.
The Third Amendment, among other things, modifies the leverage ratio and interest coverage ratio covenants as follows:

Period
	Through	April 1, 2009	July 1, 2010
	March 31, 2009	through June 30, 2010	and thereafter

Leverage Ratio	4.00 to 1.00	4.75 to 1.00	4.00 to 1.00
Interest Coverage Ratio	2.75 to 1.00	2.00 to 1.00	2.75 to 1.00
In addition, permitted maximum capital expenditures was reduced to $85 million for 2009 compared to the previous limit of $120 million, which is consistent with the Company’s previously announced plans to limit capital expenditures for the year.
The foregoing description is not complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 5, 2009, Carlos A. Bulgheroni resigned from the Board of Directors of Allis-Chalmers Energy Inc. (the “Company”), effective April 7, 2009. Dr. Bulgheroni’s decision to resign was not the result of any disagreement between Dr. Bulgheroni and the Company that would require disclosure under Item 5.02(a) of Form 8-K.
Item 7.01. Regulation FD Disclosure.
On April 9, 2009, the Company issued a press release announcing the amendment to its credit facility and the resignation of Dr. Bulgheroni. A copy of the press release announcing the amendment to the credit facility is furnished as Exhibit 99.1 and a copy of the press release announcing the resignation of Dr. Bulgheroni is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
No.	Description

10.1
Third Amendment to Second Amended and Restated Credit Agreement, dated as of April 9, 2009, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Royal Bank of Canada, as administrative agent, and the lenders named thereto.

99.1	Press release announcing amendment to credit facility, dated April 9, 2009.

99.2	Press release announcing resignation of Carlos A. Bulgheroni, dated April 9, 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: April 8, 2009	By:	/s/ Theodore F. Pound III
		Name:	Theodore F. Pound III
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

10.1
Third Amendment to Second Amended and Restated Credit Agreement, dated as of April 9, 2009, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Royal Bank of Canada, as administrative agent, and the lenders named thereto.

99.1	Press release announcing amendment to credit facility, dated April 9, 2009.

99.2	Press release announcing resignation of Carlos A. Bulgheroni, dated April 9, 2009.